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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934




         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 5, 1999




                         PENNCORP FINANCIAL GROUP, INC.
               (Exact name of Registrant as specified in charter)



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
                DELAWARE                              1-11422                             13-3543540
      (State or other jurisdiction            (Commission file number)                 (I.R.S. employer
           of incorporation)                                                          identification no.)
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                 C/O SOUTHWESTERN FINANCIAL SERVICES CORPORATION
                            717 NORTH HARWOOD STREET
                               DALLAS, TEXAS 75201
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (214) 954-7111

                               590 MADISON AVENUE
                            NEW YORK, NEW YORK 10022
                 (Former address of principal executive offices)


                                 ---------------



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ITEM 5.  OTHER EVENTS.

         On February 21, 1999, PennCorp Financial Group, Inc. ("PFG") executed a Purchase Agreement (the "Purchase Agreement") among ING America Insurance Holdings, Inc. ("ING"), PFG, Pacific Life and Accident Insurance Company, Marketing One Financial Corporation and Marketing One, Inc., pursuant to which ING has agreed to purchase, subject to the conditions contained therein, the following subsidiaries of PFG: United Life and Annuity Insurance Company, UC Mortgage Corp., Cyberlink Development Inc., and certain related assets.

         On March 5, 1999, as required by the Credit Agreement dated as of March 12, 1997, as amended, among PFG, the lenders signatory thereto, the Managing Agents and the Co-Agents named therein and The Bank of New York, as administrative agent, the Majority Banks (as defined therein) consented to, among other things, the transactions contemplated by the Purchase Agreement.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) Exhibits.

         10.1 - United Life Consent Agreement dated as of March 5, 1999, among PennCorp Financial Group, Inc., the lenders signatory thereto, the Managing Agents and the Co-Agents named therein and The Bank of New York, as administrative agent.

         99.1   - Press Release



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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  PENNCORP FINANCIAL GROUP, INC.



Date:  March 11, 1999            By:  /s/ SCOTT D. SILVERMAN
                                      ------------------------------------------
                                         Scott D. Silverman
                                         Executive Vice President and
                                           Secretary


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                               INDEX TO EXHIBITS


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
EXHIBIT
NUMBERS                                 DESCRIPTION
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
  10.1 United Life Consent Agreement dated as of March 5, 1999, among PennCorp Financial Group, Inc., the lenders signatory thereto, the Managing Agents and the Co-Agents named therein and The Bank of New York, as administrative agent.

  99.1            Press Release
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